Exhibit 4.5.2




                           Dated [   ] September 2003
                           --------------------------






                        GRANITE FINANCE FUNDING LIMITED
                                  as Funding



                             THE BANK OF NEW YORK
                              as Security Trustee



                          GRANITE MORTGAGES 03-3 PLC
                               as Current Issuer



                               NORTHERN ROCK PLC
                   as Current Issuer Start-up Loan Provider



                                    - and -


                                    OTHERS







-----------------------------------------------------------------------------

                           ISSUER DEED OF ACCESSION

-----------------------------------------------------------------------------







                          SIDLEY AUSTIN BROWN & WOOD
                             1 THREADNEEDLE STREET
                                LONDON EC2R 8AQ
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937

                                   CONTENTS

1.    Interpretation.........................................................3

2.    Representations and Warranties.........................................3

3.    Accession..............................................................4

4.    Funding Security.......................................................5

5.    Title Guarantee........................................................6

6.    Application............................................................6

7.    Scope of the Funding Deed of Charge....................................7

8.    Notices and Acknowledgements...........................................7

9.    Amendment to the Funding Priority of Payments..........................8

10.   Notices and Demands....................................................8

11.   Non Petition Covenant..................................................9

12.   Third Party Rights.....................................................9

13.   Execution in Counterparts..............................................9

14.   Governing Law and Jurisdiction; Appropriate Forum.....................10

SCHEDULE I  Utilisation of Issuer Reserves..................................16
APPENDIX 1 Amended and Restated Funding Priority of Payments................17

THIS DEED OF ACCESSION is made on [  ] September 2003

BETWEEN:

(1) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited liability company incorporated under the laws of Jersey whose London branch is at 4 Royal Mint Court, London EC3N 4HJ;

(2) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL United Kingdom, in its capacity as Security Trustee;

(3) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL United Kingdom, (1) in its separate capacities as Note Trustee in respect of the Previous Issuers and (2) in its capacity as note trustee under the Current Issuer Trust Deed and the Current Issuer Deed of Charge (the "Current Issuer Note Trustee" which expression shall include such person and all other persons for the time being acting as the note trustee or note trustees pursuant to those deeds);

(4) GRANITE MORTGAGES 01-1 PLC (registered number 4129652), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX;

(5) GRANITE MORTGAGES 01-2 PLC (registered number 4270015), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX;

(6) GRANITE MORTGAGES 02-1 PLC (registered number 4340767), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX;

(7) GRANITE MORTGAGES 02-2 PLC (registered number 4482804), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX;

(8) GRANITE MORTGAGES 03-1 PLC (registered number 4598035), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX;

(9) GRANITE MORTGAGES 03-2 PLC (registered number 4684567), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as Current Issuer.

(10) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309), a private limited liability company incorporated under the laws of Jersey whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX Channel Islands in its capacity as Mortgages Trustee;

(11) NORTHERN ROCK PLC (registered number 03273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Cash Manager;

(12) LLOYDS TSB BANK PLC, acting through its office at City Office, Bailey Drive, Gillingham Business Park, Kent ME8 0LS, in its capacity as Account Bank and acting through its office at 25 Monument Street, London EC3R 8BQ in its capacity as Funding GIC Provider;

(13) MOURANT & CO. CAPITAL (SPV) LIMITED, a private limited company incorporated under the laws of England and Wales whose registered office is 4 Royal Mint Court, London EC3N 4HJ, in its capacity as Corporate Services Provider;

(14) NORTHERN ROCK PLC (registered number 03273685), acting through its office at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, in its capacity (1) as the Previous Start-up Loan Provider, and (2) as Current Issuer Start-up Loan Provider;

(15) GRANITE MORTGAGES 03-3 PLC (registered number 4823268), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as Current Issuer.

NOW THIS DEED OF ACCESSION WITNESSES AS FOLLOWS

WHEREAS:

(A) Pursuant to the terms of the Current Issuer Intercompany Loan Confirmation, the Current Issuer has agreed to make available to Funding the Current Issuer Intercompany Loan.

(B) Pursuant to the terms of the Current Issuer Start-up Loan Agreement, the Current Issuer Start-up Loan Provider has agreed to grant to Funding the Current Issuer Start-up Loan.

(C) This Deed is supplemental to the Funding Deed of Charge, pursuant to which Funding agreed to provide the Security Trustee with the benefit of the security described in the Funding Deed of Charge to secure Funding's obligations to the Funding Secured Creditors.

(D) The terms of the Funding Deed of Charge permit Funding to secure its obligations to a New Funding Secured Creditor thereunder and (where such New Funding Secured Creditor is a New Issuer) permit Funding to create certain Security Interests in favour of the Security Trustee for the benefit of such New Funding Secured Creditor.

(E) The Current Issuer Start-up Loan Provider and the Current Issuer, each of whom is a New Funding Secured Creditor, have agreed to enter into this Deed of Accession (this "Deed") to accede to the provisions of the Funding Deed of Charge.

(F) The Current Issuer Note Trustee has agreed to enter into this Deed to accede to the provisions of the Funding Deed of Charge.

(G) The Funding Secured Creditors have agreed to enter into this Deed to, among other things, acknowledge and agree to such accessions, permit any consequential changes to the Funding Priority of Payments set out in Part I, Part II and Part III of Schedule 3 of the Funding Deed of Charge as are required and any other amendment as may be required to give effect to this Deed and to acknowledge the Security Interests created hereunder.

1.     Interpretation

       The provisions of the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Sixth Amendment Deed made on [ ] September 2003 between, among others, the Seller, Funding and the Mortgages Trustee (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

2.     Representations and Warranties

2.1 The Current Issuer hereby represents and warrants to the Security Trustee and each of the Funding Secured Creditors in respect of itself that as of the date of this Deed:

       (a) pursuant to the terms of the Current Issuer Intercompany Loan Agreement, Funding has agreed to pay to the Current Issuer fees, interest and principal in accordance with the terms of the Current Issuer Intercompany Loan Agreement; and

       (b) the Current Issuer Intercompany Loan Agreement expressly provides that all amounts due from Funding thereunder are to be secured by or pursuant to the Funding Deed of Charge.

2.2 The Current Issuer Start-up Loan Provider hereby represents and warrants to the Security Trustee and each of the Funding Secured Creditors in respect of itself that as of the date of this Deed:

       (a) Funding has agreed to pay interest and repay principal to the Current Issuer Start-up Loan Provider in accordance with the terms of the Current Issuer Start-up Loan Agreement; and

       (b) the Current Issuer Start-up Loan Agreement expressly provides that all amounts due from Funding thereunder are to be secured by or pursuant to the Funding Deed of Charge.

2.3 Funding hereby represents and warrants to the Security Trustee and each of the Funding Secured Creditors that as at the date of this Deed, the conditions to incurring further secured financial indebtedness set out in Clause 2.2 (New Intercompany Loan Agreements) of the Intercompany Loan Terms and Conditions are satisfied.

3.     Accession

3.1 In consideration of the Current Issuer New Funding Secured Creditors being accepted as Funding Secured Creditors for the purposes of the Funding Deed of Charge by the parties thereto as from the date of this Deed, each of the Current Issuer New Funding Secured Creditors:

       (a) confirms that as from the date of this Deed, it will become and intends to be a party to the Funding Deed of Charge as a Funding Secured Creditor;

       (b) undertakes to comply with and be bound by all of the provisions of the Master Definitions Schedule and the Current Issuer Master Definitions Schedule (as the same may be amended, varied or restated from time to time) and the Funding Deed of Charge in its capacity as a Funding Secured Creditor, as if it had been an original party thereto;

       (c) undertakes to perform, comply with and be bound by all of the provisions of the Funding Deed of Charge in its capacity as a Funding Secured Creditor, as if it had been an original party thereto including, without limitation, Clause 20.3 (Funding Secured Creditors), Clause 8.3 (Funding Post-Enforcement Priority of Payments), Clause 8.6 (Security Trustee Rights upon Enforcement) and Clause 6 (Restrictions on Exercise of Certain Rights); and

       (d) agrees that the Security Trustee shall be the Security Trustee of the Funding Deed of Charge for all Funding Secured Creditors upon and subject to the terms set out in the Funding Deed of Charge.

3.2    The Current Issuer Note Trustee:

       (a) confirms that as of the date of this Deed, it becomes and intends to be party to the Funding Deed of Charge; and

       (b) agrees to comply with and be bound by the provisions of the Funding Deed of Charge relating to the Note Trustee and agrees that all references to the Note Trustee in the Funding Deed of Charge and this Deed shall be construed as including the note trustee under the Current Issuer Deed of Charge and Current Issuer Trust Deed.

4.     Funding Security

4.1 Funding, by way of first fixed security for the payment or discharge of that portion of the Funding Secured Obligations which represent the obligations and liabilities of Funding to the Current Issuer under the Current Issuer Intercompany Loan Agreement, subject to Clause 4 (Release of Funding Charged Property) of the Funding Deed of Charge, hereby:

       (a) assigns by way of first fixed security to the Security Trustee for the benefit of the Current Issuer all of its right, title, benefit and interest, present and future, in, to and under:

              (i)    the Funding (Current Issuer) Bank Account Agreement; and

              (ii)   the Funding (Current Issuer) Guaranteed Investment
                     Contract,

              including all rights to receive payment of any amounts which may become payable to Funding thereunder and all payments received by Funding thereunder including, without limitation, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof and the proceeds of any of the foregoing, TO HOLD the same unto the Security Trustee absolutely;

       (b) assigns by way of first fixed security in favour of the Security Trustee for the benefit of the Current Issuer all of its rights, title, benefit and interest, present and future, in and to all monies now or at any time hereafter standing to the credit of the Funding (Current Issuer) GIC Account and the debts represented by them together with all rights and claims relating or attached thereto including, without limitation, the right to interest and the proceeds of any of the foregoing, TO HOLD the same unto the Security Trustee absolutely; and

       (c) charges by way of first fixed security to the Security Trustee for the benefit of the Current Issuer all of its right, title, benefit and interest, present and future in, to and under any Authorised Investment purchased using monies standing to the credit of the Funding (Current Issuer) GIC Account and all rights in respect of or ancillary to such Authorised Investments, including the right to income and the proceeds of any of the foregoing, TO HOLD the same unto the Security Trustee absolutely.

4.2    (a)    Funding, by way of first fixed security for the payment or discharge of the Funding Secured Obligations, subject to Clause
              4 (Release of Funding Charged Property) of the Funding Deed of
              Charge, hereby assigns to the Security Trustee, save to the extent that the same may be situate in Jersey at any relevant time, all of its right, title, benefit and interest, present and future, in, to and under the Current Issuer Start-up Loan
              Agreement, including, without limitation, all rights to receive payment of any amounts which may become payable to Funding thereunder and all payments received by Funding thereunder, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder, all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof and the proceeds of any of the foregoing, TO HOLD the same unto the Security Trustee absolutely.

       (b) To the intent that the Security Trustee shall have a security interest in accordance with the Jersey Security Law (and as secured party for the purposes of such law) for the payment or discharge of the Funding Secured Obligations, subject to Clause 4 (Release of Funding Charged Property) of the Funding Deed of Charge, Funding (as debtor for the purposes of the Jersey Security Law) hereby assigns, to the extent that the same may be situate in Jersey at any relevant time to the Security Trustee all of its right, title, benefit and interest, present and future, in, to and under the Current Issuer Start-up Loan Agreement, including, without limitation, all rights to receive payment of any amounts which may become payable to Funding thereunder and all payments received by Funding thereunder, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder, all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof and the proceeds of any of the foregoing, TO HOLD the same unto the Security Trustee absolutely.

5.     Title Guarantee

       Each of the dispositions of, assignments of and charges over, property effected in or pursuant to Clause 4 (Accounts for Issuers) is made with full title guarantee.

6.     Application


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


       Prior to and following enforcement of the Funding Security all amounts at any time held by Funding, the Cash Manager or the Security Trustee in respect of the security created under this Deed shall be held and/or applied by such person subject to and in accordance with the relevant provisions of the Funding Deed of Charge.

7.     Scope of the Funding Deed of Charge

       Funding, the Current Issuer New Funding Secured Creditors and the Funding Secured Creditors (including the Security Trustee) hereby agree that for the relevant purposes under the Funding Deed of Charge and the Master Definitions Schedule:

       (a) the Current Issuer Intercompany Loan Agreement shall be treated as a Funding Transaction Document;

       (b) the Current Issuer Start-up Loan Agreement shall be treated as a Funding Transaction Document;

       (c) the Funding (Current Issuer) Bank Account Agreement shall be treated as a Funding Transaction Document;

       (d) the Funding (Current Issuer) Guaranteed Investment Contract shall be treated as a Funding Transaction Document;

       (e) the property and assets of Funding expressed to be assigned or charged pursuant to this Deed shall constitute Funding Charged Property; and

       (f) each of the Current Issuer New Funding Secured Creditors shall be treated as a Funding Secured Creditor.

8.     Notices and Acknowledgements

       (a) The execution of this Deed by the Current Issuer New Funding Secured Creditors shall constitute notice to such Current Issuer New Funding Secured Creditors of the assignments made by Funding pursuant to Clause 3 (Funding Security) of the Funding Deed of Charge. The execution of this Deed by each other Funding Secured Creditor shall constitute notice to such Funding Secured Creditor of the assignments made by Funding pursuant to this Deed.

       (b) By its execution of this Deed, each of the Current Issuer New Funding Secured Creditors acknowledges that it has notice of and consents to the assignments, charges and Security Interests (including the Jersey Security Interests) made or granted by Funding pursuant to Clause 3 (Funding Security) of the Funding Deed of Charge and also acknowledges that as at the date hereof it has not received from any other person any notice of any assignment or charge of any of the property the subject of such Security Interests. By its execution of this Deed, each other Funding Secured Creditor acknowledges that it has notice of and consents to the assignments, charges and Security Interests made or granted by Funding pursuant to this Deed and also acknowledges that as at the date hereof it has not received from any other person any notice of any assignment or charge of any of the property the subject of such Security Interests.

       (c) Notwithstanding the assignments and charges granted pursuant to Clause 3 (Funding Security) of the Funding Deed of Charge or pursuant to this Deed, the parties hereto acknowledge that, subject as provided otherwise in the Funding Deed of Charge, each Funding Secured Creditor and each other party to any Funding Transaction Document may continue to make all payments becoming due to Funding under any Funding Transaction Document in the manner envisaged by such Funding Transaction Document until the receipt of written notice from the Security Trustee or any Receiver requiring payments to be made otherwise.

9.     Amendment to the Funding Priority of Payments

       The Funding Secured Creditors agree to amend and restate the Funding Priority of Payments set out in Part I and Part II of Schedule 3 of the Funding Deed of Charge in accordance with Appendix 1 hereto.

10.    Notices and Demands

       Any notice or communication under or in connection with this Deed shall be given in the manner and at the times set out in Clause 24 (Notices) of the Funding Deed of Charge. For the purposes of such Clause 24 (Notices), as at the date of this Deed the relevant contact details for the Current Issuer are:

                  Granite Mortgages 03-3 plc
                  Fifth Floor
                  100 Wood Street
                  London EC2V  7EX

                  For the attention of:  The Company Secretary

                  Telephone:             +44 020 7606 5451
                  Facsimile:             +44 020 7606 0643

       and for the Current Issuer Start-up Loan Provider are:

                  Northern Rock PLC
                  Northern Rock House
                  Gosforth
                  Newcastle upon Tyne
                  NE3 4PL

                  For the attention of:   The Group Secretary

                  Facsimile:              +44 (0)191 213 2203

       and for the Current Issuer Note Trustee are:

                  The Bank of New York
                  48th Floor, One Canada Square
                  London E14 5AL

                  For the attention of:   Corporate Trust (Global Structured
                                          Finance)

                  Facsimile:              +44 (020) 7964 6399.

11.    Non Petition Covenant

       Each of the parties hereto hereby agrees that it shall not institute against Funding, the Mortgages Trustee or any Issuer any winding-up, administration, insolvency or similar proceedings in any jurisdiction for so long as any sum is outstanding under any Intercompany Loan Agreement of any Issuer or for two years plus one day since the last day on which any such sum was outstanding provided that the Security Trustee may prove or lodge a claim in the event of a liquidation initiated by any other person. The provisions of Clause 6 (Restrictions on Exercise of Certain Rights) of the Funding Deed of Charge shall prevail in the event that and to the extent that they conflict with the provisions of this Clause.

12.    Third Party Rights

       A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

13.    Execution in Counterparts

       This Deed may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.


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

14.    Governing Law and Jurisdiction; Appropriate Forum

14.1 This Deed is governed by and shall be construed in accordance with English law save that those parts of this Deed concerned with the creation, subsistence or enforcement of Jersey Security Interests shall be governed by and in accordance with Jersey law.

14.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.

14.3 Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.


DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date appearing on page one.

Funding
Executed by
GRANITE FINANCE FUNDING LIMITED
as its deed as follows:                                         By
Signed for and on its behalf by one of its directors               ----------------------------------------------
and by another of its directors/its secretary                      Director


                                                              Name
                                                                  ----------------------------------------------


                                                                By
                                                                  ----------------------------------------------
                                                                  Director/Secretary

                                                              Name
                                                                  ----------------------------------------------

The Security Trustee/The Note Trustee in respect of the Previous Issuers and the Current Issuer Note Trustee

Executed by
THE BANK OF NEW YORK
as its deed as follows:                                         By
Signed for and on its behalf by one of its duly                   ----------------------------------------------
authorised signatories
                                                              Name
                                                                  ----------------------------------------------



Executed by
GRANITE MORTGAGES 01-1 PLC
as its deed as follows:                                         By
Signed for and on its behalf by one of its directors              -------------------------------------------
and by another of its directors/its secretary                     Director


                                                              Name
                                                                  --------------------------------------------


                                                                By
                                                                  --------------------------------------------
                                                                  Director/Secretary

                                                              Name
                                                                    --------------------------------------------


                                      11

Executed by
GRANITE MORTGAGES 01-2 PLC
as its deed as follows:                                         By
Signed for and on its behalf by one of its directors                -------------------------------------------
and by another of its directors/its secretary                       Director


                                                              Name
                                                                    --------------------------------------------


                                                                By
                                                                  --------------------------------------------
                                                                  Director/Secretary

                                                              Name
                                                                   -------------------------------------------


Executed by
GRANITE MORTGAGES 02-1 PLC
as its deed as follows:                                         By
Signed for and on its behalf by one of its directors                -----------------------------------------
and by another of its directors/its secretary                       Director

                                                              Name
                                                                    -----------------------------------------


                                                                By
                                                                  -------------------------------------------
                                                                  Director/Secretary

                                                              Name
                                                                   ------------------------------------------



Executed by
GRANITE MORTGAGES 02-2 PLC
as its deed as follows:                                         By
Signed for and on its behalf by one of its directors                -----------------------------------------
and by another of its directors/its secretary                       Director


                                                              Name
                                                                    -----------------------------------------


                                                                By
                                                                  -------------------------------------------
                                                                  Director/Secretary

                                                              Name
                                                                   ------------------------------------------



                                      12


Executed by
GRANITE MORTGAGES 03-1 PLC
as its deed as follows:                                         By
Signed for and on its behalf by one of its directors                -----------------------------------------
and by another of its directors/its secretary                       Director


                                                              Name
                                                                    -----------------------------------------


                                                                By
                                                                  -------------------------------------------
                                                                  Director/Secretary

                                                              Name
                                                                   ------------------------------------------




Executed by
GRANITE MORTGAGES 03-2 PLC
as its deed as follows:                                         By
Signed for and on its behalf by one of its directors                -----------------------------------------
and by another of its directors/its secretary                       Director


                                                              Name
                                                                    -----------------------------------------


                                                                By
                                                                  -------------------------------------------
                                                                  Director/Secretary

                                                              Name
                                                                   ------------------------------------------



Current Issuer

Executed by
GRANITE MORTGAGES 03-3 PLC
as its deed as follows:                                         By
Signed for and on its behalf by one of its directors                -----------------------------------------
and by another of its directors/its secretary                       Director


                                                              Name
                                                                    -----------------------------------------


                                                                By
                                                                  -------------------------------------------
                                                                  Director/Secretary

                                                              Name
                                                                   ------------------------------------------


The Cash Manager, the Previous Start-up Loan Provider and the Current Issuer Start-up Loan Provider





                                      13


Executed by
NORTHERN ROCK PLC                                               By
as its deed as follows:                                           -------------------------------------------
Signed for and on its behalf by one of its duly                   Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                              Name
                                                                  -------------------------------------------


Signature
           ----------------------------------------------
           Witness
Full name
           ----------------------------------------------
Occupation Solicitor
           ----------------------------------------------
Address    c/o Sidley Austin Brown & Wood
           ----------------------------------------------
           1 Threadneedle Street
           ----------------------------------------------
           London EC2R 8AW
           ----------------------------------------------


The Corporate Services Provider

Executed by
MOURANT & CO. CAPITAL (SPV) LIMITED
as its deed as follows:                                           By
Signed for and on its behalf by one of its directors                  ---------------------------------------
and by another of its directors/its secretary                         Director


                                                                Name
                                                                      ---------------------------------------


                                                                  By
                                                                    -----------------------------------------
                                                                    Director/Secretary

                                                                Name
                                                                     ----------------------------------------



The Account Bank and the Funding GIC Provider

Executed by
LLOYDS TSB BANK PLC                                             By
as its deed as follows:                                             -----------------------------------------
Signed for and on its behalf by one of its duly                     Duly Authorised Attorney/Signatory
authorised attorneys/signatories

                                                              Name
                                                                  -------------------------------------------

Signature
           ----------------------------------------------
           Witness
Full name
           ----------------------------------------------
Occupation Solicitor
           ----------------------------------------------
Address    c/o Sidley Austin Brown & Wood
           ----------------------------------------------
           1 Threadneedle Street
           ----------------------------------------------
           London EC2R 8AW
           ----------------------------------------------


The Mortgages Trustee


                                      14

Executed by
GRANITE FINANCE TRUSTEES LIMITED
as its deed as follows:                                         By
Signed for and on its behalf by one of its directors                -----------------------------------------
and by another of its directors/its secretary                       Director


                                                              Name
                                                                    -----------------------------------------


                                                                By
                                                                  -------------------------------------------
                                                                  Director/Secretary

                                                              Name
                                                                   ------------------------------------------



                                  SCHEDULE I

                        Utilisation of Issuer Reserves

Reserves for Current Issuer

1.       Current Issuer Reserve Fund:

1.1 Prior to enforcement of the Current Issuer Security, the Current Issuer Reserve Fund shall only be applied on any Payment Date to increase that portion of Funding Available Revenue Receipts which are allocated to the Current Issuer to make payments of interest and fees due under the Current Issuer Intercompany Loan.

1.2 Following enforcement of the Current Issuer Security, to the extent not applied on a Payment Date in accordance with 1.1 above, amounts standing to the credit of the Current Issuer Reserve Fund Ledger shall only be applied in making payments of principal due under the Current Issuer Intercompany Loan (but not in respect of any other Intercompany Loan of any other Issuer) .

2.       Current Issuer Liquidity Reserve Fund:

2.1 Prior to enforcement of the Current Issuer Security, the Current Issuer Liquidity Reserve Fund (if any is required to be established) shall only be applied on any Payment Date to:

         (a)      increase that portion of Funding Available Revenue
                  Receipts which are allocated to the Current Issuer to pay amounts due under the Current Issuer Intercompany Loan, but only to the extent necessary to fund the payment by the Current Issuer of interest and fees due on the relevant Payment Date in respect of the Class A Notes and/or the Class B Notes and/or the Class M Notes and to credit the Class A Principal Deficiency Sub Ledger; and

         (b) (provided that there are no Class A Notes outstanding) increase Funding Available Revenue Receipts which are allocated to the Current Issuer to pay interest and fees due on the Current Issuer Intercompany Loan.

2.2 Following enforcement of the Current Issuer Security, to the extent not applied on a Payment Date in accordance with 2.1 above, amounts standing to the credit of the Current Issuer Liquidity Reserve Ledger shall only be applied in making payments of principal due under the Current Issuer Intercompany Loan (but not in respect of any other Intercompany Loan of any other Issuer).

                                  APPENDIX 1
               Amended and Restated Funding Priority of Payments

                                    Part I

             Funding Pre-Enforcement Revenue Priority of Payments

Distribution of Funding Available Revenue Receipts prior to Enforcement of the Funding Security

On each Payment Date or, in respect of amounts due to third parties by Funding under paragraph (B), when due, prior to enforcement of the Funding Security, the Cash Manager will, subject to the rules for application of Funding Available Revenue Receipts (set out below), apply Funding Available Revenue Receipts in the following order of priority (the "Funding Pre-Enforcement Revenue Priority of Payments"):

         (A) first, to pay amounts due to the Security Trustee (together with interest and (to the extent not already inclusive) VAT on those amounts) and to provide for any amounts due or to become due during the following Interest Period to the Security Trustee, under the Funding Deed of Charge or any other Transaction Document;

         (B) second, to pay amounts due to any third party creditors of Funding (other than those referred to later in this order of priority of payments or in the Funding Pre-enforcement Principal Priority of Payments) of which the Cash Manager has notice prior to the relevant Payment Date, which amounts have been incurred without breach by Funding of the Transaction Documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any such amounts expected to become due and payable by Funding during the following Interest Period and to pay or discharge any liability of Funding for corporation tax on any chargeable income or gain of Funding;

         (C) third, towards payment of amounts due to the Cash Manager under the Cash Management Agreement (together with (to the extent not already inclusive) VAT on those amounts);

         (D) fourth, in no order of priority among them, but in proportion to the respective amounts due, towards payment of amounts, if any, due to the Account Bank under the terms of the Bank Account Agreement and to the Corporate Services Provider under the Corporate Services Agreement;

         (E) fifth, to pay, in no order of priority among them, but in proportion to the respective amounts due, to each Issuer an amount up to its Issuer Allocable

                  Revenue Receipts in respect of interest and fees due on that Issuer's Intercompany Loan but not exceeding the aggregate amount of, and to be applied in the amounts and priorities set forth in, the Issuer Pre-Liquidity Payments for that Issuer.

         (F) sixth, to pay, in no order of priority among them, but in proportion to the respective amounts due, such amount for each Issuer up to its Issuer Allocable Revenue Receipts as is necessary to replenish the Issuer Liquidity Reserve Fund, if any, established in respect of that Issuer up to the Issuer Liquidity Reserve Required Amount (but only to the extent that monies have been drawn from the relevant Issuer Liquidity Reserve Fund to pay interest and fees due under the relevant Intercompany Loan and only to replenish the Issuer Liquidity Reserve Fund of an Issuer to the extent that there are Class A Notes issued by the such Issuer outstanding on such Payment Date);

         (G) seventh, to pay, in no order of priority among them, but in proportion to the respective amounts due, to each Issuer an amount up to its Issuer Allocable Revenue Receipts in respect of interest and fees due on that Issuer's Intercompany Loan but not exceeding the aggregate amount of, and to be applied in the amounts and priorities set forth in, the Issuer Post-Liquidity Payments for that Issuer;

         (H) eighth, to pay, in no order of priority among them, but in proportion to the respective amounts due, such amount for each Issuer up to its Issuer Allocable Revenue Receipts as is necessary to fund the Issuer Reserve Fund established in respect of that Issuer up to the Issuer Reserve Required Amount or to replenish such Issuer Reserve Fund up to the related Issuer Reserve Required Amount (to the extent that monies have been drawn from such Issuer Reserve Fund to pay interest and fees under the relevant Intercompany Loan);

         (I) ninth, to pay in no order of priority among them, but in proportion to the respective amounts due, to each Issuer an amount up to its Issuer Allocable Revenue Receipts in respect of interest, principal (in the case of the Special Repayment Notes) and fees due on that Issuer's Intercompany Loan but not exceeding the aggregate amount of, and to be applied in the amounts and priorities set forth in, the Issuer Pre-Reserve Payments for that Issuer;

         (J) tenth, in no order of priority among them, but in proportion to the respective amounts due, from Issuer Allocable Revenue Receipts, to credit the Funding Reserve Ledger in an amount up to the Funding Reserve Required Amount;

         (K) eleventh, to pay to each Issuer, in no order of priority among them but in proportion to the respective amounts due, an amount up to its Issuer Allocable

                  Revenue Receipts in respect of interest and fees due on that Issuer's Intercompany Loan but not exceeding the aggregate amount of, and to be applied in the amounts and priorities set forth in, the Issuer Post-Reserve Payments for that Issuer;

         (L) twelfth, in no order of priority among them, but in proportion to the respective amounts due, from Issuer Allocable Revenue Receipts, towards payment of interest and principal amounts due to each Issuer Start-up Loan Provider under the relevant Issuer Start-up Loan Agreement;

         (M) thirteenth, in no order of priority among them, but in proportion to the respective amounts due, to pay to each Issuer an amount up to its Issuer Allocable Revenue Receipts in respect of interest and fees and any other amount (if any) due on that Issuer's Intercompany Loan but not exceeding the aggregate amount of, and to be applied in the amounts and priorities set forth in, the Issuer Post Start-up Payments for that Issuer;

         (N) fourteenth, to the extent required, to apply all Shared Issuer Revenue Receipts in the priorities set forth in items (E) through (M) above;

         (O) fifteenth, towards payment to Funding of an amount equal to 0.01% per annum of the Funding Available Revenue Receipts, which amount will be retained by Funding as profit less corporation tax in respect of those profits provided for or paid at item (B) above;

         (P) sixteenth, towards payment of any Deferred Contribution due to the Mortgages Trustee pursuant to the terms of the Mortgages Trust Deed; and

         (Q) last, towards payment to the shareholders of Funding of any dividend declared by Funding.

PROVIDED THAT no amount will be applied in replenishing any of the reserve funds held by Funding in respect of an Issuer under paragraphs (F) and/or (H) above following an enforcement of the Issuer Security relating to that Issuer.

Rules for application of Funding Available Revenue Receipts


(1) Subject as provided in paragraphs (2) through (4) below, the portion of Issuer Allocable Revenue Receipts, remaining after item
         (M) of the Funding Pre-Enforcement Revenue Priority of Payments, together with any additional Funding Available Revenue Receipts under paragraph (3) below, shall constitute "Shared Issuer Revenue Receipts". Shared Issuer Revenue Receipts will be reallocated by the Cash Manager and distributed on such Payment Date among the Issuers until there are no remaining amounts of Shared Issuer Revenue Receipts to be reallocated and distributed on such Payment Date. If there is more than one Issuer that is entitled to Shared Issuer Revenue Receipts then each such Issuer will be reallocated a portion of the Shared Issuer Revenue Receipts equal to:


                                                     Outstanding Principal Balance of
                                                     the Intercompany Loan of the Issuer
         Amount of Shared Issuer Revenue Receipts x--------------------------------------------
                                                     Aggregate Outstanding Principal Balance of
                                                     the Intercompany Loans of all Issuers

(2) No Issuer shall be entitled to or shall receive any amount of Issuer Allocable Revenue Receipts from Funding on a Payment Date on which such Issuer is not required by that Issuer to make a payment on that date in accordance with the relevant Issuer Pre-Enforcement Revenue Priority of Payments or other relevant Issuer Priority of Payments which applies to that Issuer on that date, and the Cash Manager will take account of all of the funds which are or will become available to that Issuer on that Payment Date and which constitute Issuer Available Revenue Receipts (including any payments due under any Swap Agreement and any interest or other income received or to be received) for that Issuer for the purpose of making this determination.


(3) Unless and until the Intercompany Loan of any Issuer has been repaid in full and Funding has no further liability under the relevant Intercompany Loan Agreement, amounts standing to the credit of the Issuer Reserve Ledger and the Issuer Liquidity Reserve Ledger, if any, established by Funding for that Issuer may only be utilized by Funding in making payments due under that Issuer's Intercompany Loan and may not be used in or towards the payment of any other liability of Funding. On the Payment Date following the repayment in full of the Intercompany Loan of that Issuer and provided that Funding has no further liability in respect of the relevant Intercompany Loan Agreement, any remaining amounts standing to the credit of the Issuer Reserve Ledger and the Issuer Liquidity Reserve Ledger, if any, of that Issuer will constitute additional Funding Available Revenue Receipts for the purpose of paragraphs (N) through
         (Q) of the Funding Pre-Enforcement Revenue Priority of Payments and may be utilized by Funding in paying any other liability of Funding subject to and in accordance with the relevant Funding Priority of Payments.


(4) If on any Payment Date any Issuer Allocable Revenue Receipts and/or any Shared Issuer Revenue Receipts are paid to an Issuer and are applied by that Issuer, in reducing any deficiency recorded on the Issuer Principal Deficiency Ledger of that Issuer (but only to the extent that any deficiency which has arisen as a result of (i) losses on the Mortgage Loans allocated by Funding to the Issuer and/or (ii) the application of Funding Available Principal Receipts to fund the Issuer Liquidity

         Reserve Fund of the Issuer, but not as a result of any other principal deficiency of the Issuer), then the Issuer Allocable Revenue Receipts and/or Shared Issuer Revenue Receipts so applied shall constitute repayments of principal under the relevant Intercompany Loan and shall reduce the Outstanding Principal Balance of that Intercompany Loan accordingly.

                                    Part II

            Funding Pre-Enforcement Principal Priority of Payments

On each Payment Date prior to enforcement of the Funding Security, the Cash Manager will, subject to the rules for application of Funding Available Principal Receipts set forth below, apply Funding Available Principal Receipts in the following order of priority (the "Funding Pre-Enforcement Principal Priority of Payments"):

         (A) first, to fund or replenish, as the case may be, the Issuer Liquidity Reserve Fund, if any, of each Issuer up to the Issuer Liquidity Reserve Required Amount but only from and to the extent of the Issuer Allocable Principal Receipts for that Issuer;

         (B) second, to pay to (or, if required under that Issuer's Intercompany Loan, set aside for) each Issuer an amount up to its Issuer Allocable Principal Receipts in respect of principal due (or, if required under that Issuer's Intercompany Loan, to become due) on that Issuer's Intercompany Loan, which shall be an amount up to the aggregate amount of, and shall be applied in the amounts and priorities set forth in, the Issuer Principal Payments for that Issuer;

         (C) last, to pay to (or, if required under that Issuer's Intercompany Loan, set aside for) each Issuer an amount up to its allocable portion of Shared Issuer Principal Receipts in respect of principal due (or, if required under that Issuer's Intercompany Loan, to become due) on that Issuer's Intercompany Loan, which in the case of the Issuer shall be an amount up to the aggregate amount of, and shall be applied in the amounts and priorities set forth in, the Issuer Principal Payments for that Issuer until there are no remaining Funding Available Principal Receipts on such Payment Date,

PROVIDED THAT no amount will be applied in replenishing the Issuer Liquidity Reserve Fund held by Funding in respect of an Issuer under paragraph (A) above following an enforcement of the Issuer Security relating to that Issuer.

Rules for application of Funding available principal receipts

         (1) On the Distribution Date immediately preceding such Payment Date, the Cash Manager will calculate the "Issuer Allocable Principal Receipts" for each Issuer in respect of the relevant Payment Date which, subject as provided in paragraphs (2) through (7) below, is for any Issuer an amount which is equal to the sum of:

                  (A) For any Issuer which has a Money Market Note still outstanding up to the amount equal to the Controlled Amortization Amount due on such Money Market Note, if any, on the Payment Date immediately succeeding such Distribution Date; and

                  (B)    For any Issuer, an amount equal to the lesser of:

                  (a) (only if relevant) the principal amount due on the Intercompany Loan of such Issuer which is an amount equal to the Controlled Amortisation Amount due, if any, on the Payment Date immediately succeeding such Distribution Date (excluding any amount calculated in accordance with paragraph 1(A)); and

                  (b)     an amount equal to:

                          Funding Available Principal Receipts
                          minus the aggregate of any Controlled           Outstanding Principal Balance on
                          Amortisation Amounts already allocated    x     such Issuer's Intercompany Loan
                          to an Issuer under (1)(A) above in              after applying amounts allocated
                          relation to the Money Market Notes of                     under 1(A) above
                          such Issuer on such Payment Date                      ---------------------------
                                                                              Aggregate Outstanding Principal
                                                                              Balance of the Intercompany's
                                                                              Loans of all Issuers

         PROVIDED THAT,

         (a) subject as provided in paragraphs (2) through (7) below, for the purpose only of determining the amount of Issuer Allocable Principal Receipts which may be allocated and paid to that Issuer (but not to any other Issuer) in accordance with this paragraph (1), following an enforcement of the Issuer Security relating to that Issuer the amount so determined may be increased to the extent of the aggregate of any amounts standing to the credit of the Issuer Liquidity Reserve Ledger, if any, and the Issuer Reserve Ledger of that Issuer remaining on that Payment Date after the application of such reserve funds in accordance with the Funding Pre-Enforcement Revenue Priority of Payments; and

         (b) for the purposes only of determining the amount of Shared Issuer Principal Receipts in accordance with paragraph (6) below, Issuer Allocable Principal Receipts shall be an amount equal to the amount calculated in accordance with paragraphs 1(A) and (1)(B)(b) above and paragraph 1(B)(a) above shall not apply.

         (2) If the Notes of any Issuer have become immediately due and payable as a result of the service of a Note Enforcement Notice or if the Intercompany Loan of any Issuer and the other Intercompany Loans of any other Issuers have become immediately due and payable as a result of the service of an Intercompany Loan Enforcement Notice or otherwise on any Payment Date following the occurrence of any Asset Trigger Event, principal payments in respect of any Intercompany Loan may be made in excess of any Controlled Amortisation Amount and paragraphs (1)(A) and 1(B)(a) above shall no longer apply in relation to that Issuer and the amount of Issuer Allocable Principal Receipts payable to that Issuer on the relevant Payment Date may not exceed the amount determined under paragraph (1)(B)(b) above (save that no deduction shall be made from Funding Available Principal Receipts) but subject always to any increase in that amount as a result of the utilisation of the Issuer Reserve Fund and the Issuer Liquidity Reserve Fund (if any) following enforcement of the Issuer Security relating to that Issuer as provided in that paragraph.

         (3)   For the purpose of determining the amount of Issuer
         Allocable Principal Receipts and/or any Shared Issuer Principal Receipts which may be paid to any Issuer on a Payment Date pursuant to paragraph (1) above or paragraph (6) below, the Outstanding Principal Balance of that Intercompany Loan shall be deemed to be reduced by the amount of:

               (a) any deficiency recorded on the Issuer Principal Deficiency Ledger of that Issuer as at such Payment Date, but only to the extent that such deficiency has arisen as a result of (i) losses on the Mortgage Loans allocated by Funding to that Issuer and/or (ii) the application of Funding Available Principal Receipts to fund the Issuer Liquidity Reserve Fund of that Issuer but not as a result of any other principal deficiency of that Issuer; and

               (b) the Outstanding Principal Balance as at such Payment Date of any Special Repayment Notes issued by that Issuer.

         (4) The amount of Funding Available Principal Receipts payable to each Issuer on a Payment Date will be reduced by an amount equal to the aggregate of the Issuer Available Revenue Receipts of that Issuer which are to be applied on that Payment Date in reducing deficiencies recorded on the Issuer Principal Deficiency Ledgers, but only to the extent that the Issuer Available Revenue Receipts which are to be so applied on that Payment Date would not otherwise be payable as principal on the relevant Notes on such Payment Date.

         (5) No Issuer shall be entitled to, or shall receive on a Payment Date, any amount of Issuer Allocable Principal Receipts from Funding which is not required by that Issuer to make a payment on that date in accordance with the relevant Issuer Pre-Enforcement Principal Priority of Payments or otherwise to make a payment of principal on the Notes.

         (6)   The portion of Issuer Allocable Principal Receipts
         (calculated in accordance with paragraph 1(b) above), if any, not required to be applied by the Issuer to pay principal on the Notes on a Payment Date together with the portion of Issuer Allocable Principal Receipts relating to all other Issuers not required to be so applied by such other Issuers (or otherwise required to be set aside by Funding for any Issuer) on that Payment Date (excluding the amount of any Issuer Reserve Fund or Issuer Liquidity Reserve Fund (if any) of any Issuer), shall constitute "Shared Issuer Principal Receipts". Shared Issuer Principal Receipts will be reallocated by the Cash

         Manager and distributed on such Payment Date among the Issuers as payments of principal under the applicable Intercompany
         Loans to the extent required to make payments of principal due on the relevant Notes. Such reallocation and distribution will continue to be made on such Payment Date until there are no remaining amounts of Shared Issuer Principal Receipts to be reallocated and distributed on such Payment Date. Save as provided in paragraph (2) above, if there is more than one Issuer that is entitled to Shared Issuer Principal Receipts, then each such Issuer will be reallocated a portion of the Shared Issuer Principal Receipts equal to:

                                                  Outstanding Principal Balance of
         Shared Issuer Principal Receipts x       the Intercompany Loan of the Issuer
                                            --------------------------------------------
                                            Aggregate Outstanding Principal Balance of
                                            the Intercompany Loans of all Issuers

         (7) The repayment of any Intercompany Loan prior to the occurrence of a Trigger Event, enforcement of the Issuer Security by the Note Trustee under the Issuer Deed of Charge or enforcement of the Funding Security by the Security Trustee under the Funding Deed of Charge will be made in accordance with the terms of the relevant Intercompany Loan Agreement.

                                   Part III

                 Funding Post-Enforcement Priority of Payments

At any time after the security created under the Funding Deed of Charge has become enforceable in accordance with Clause 7.2 (Enforceable) thereof and provided that the Intercompany Loan Enforcement Notice has not been withdrawn, all Funding Available Revenue Receipts, Funding Available Principal Receipts and all other monies paid to or received or recovered by or on behalf of Funding or the Security Trustee or any Receiver appointed on its behalf, including all proceeds following any sale, realisation or enforcement of the security created under the Funding Deed of Charge and all amounts not previously distributed and/or standing to the credit of any Funding Bank Account and all monies standing to the credit of the Funding Reserve Ledger (if any) shall (if not already received by the Security Trustee) be paid to and held by the Security Trustee on trust to apply the same (save to the extent required otherwise by applicable law) in accordance with the rules and the order of priority of the Funding Post-Enforcement Priority of Payments.

The Security Trustee (or the Cash Manager on its behalf) will, subject to the rules for application of Funding Available Principal Receipts and Funding Available Revenue Receipts set out in Part I and Part II of this Schedule, apply all such amounts received or recovered following enforcement of the Funding Security on each Payment Date in accordance with the following order of priority (the "Funding Post-Enforcement Priority of Payments"):

         (A) first, to pay amounts due to the Security Trustee and any Receiver appointed by the Security Trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due to the Security Trustee and the Receiver in the following Interest Period under the Funding Deed of Charge or any other Transaction Document;

         (B) second, towards payment of amounts due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager under the Cash Management Agreement, together with (to the extent not already inclusive) VAT on those amounts;

         (C) third, (in no order of priority between them but in proportion to the respective amounts due) towards payment of amounts (if any) due to the Account Bank under the terms of the Bank Account Agreement and to the Corporate Services Provider under the Corporate Services Agreement;

         (D) fourth, (in no order of priority among them but in proportion to the respective amounts due) to each Issuer its share of Issuer Allocable Revenue Receipts and Issuer Allocable Principal Receipts towards payment of amounts of interest, principal and fees due to such Issuer under such Issuer's

                  Intercompany Loan Agreement, which in the case of that Issuer shall be up to the aggregate amount of the amounts, and shall be applied in the amounts and priorities, as set forth in the Issuer Post-Enforcement Priority of Payments for that Issuer;

         (E) fifth, towards payment of amounts due to each Issuer Start-up Loan Provider under the relevant Issuer Start-up Loan Agreement;

         (F) sixth, towards payment of any Deferred Contribution due to the Mortgages Trustee under the Mortgages Trust Deed; and

         (G) last, to pay any amount remaining following the application of principal and revenue set forth in paragraphs
                  (A) through (F) above, to Funding,

Provided that for the avoidance of doubt, subject to and in accordance with the Funding Priority of Payments, funds standing to the credit of any Issuer Reserve Fund or Issuer Liquidity Reserve Fund of an Issuer shall only be applied in reduction of the liabilities owing under the Intercompany Loan of such Issuer.